UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant's telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 24, 2016, we received notification from The Nasdaq Stock Market ("Nasdaq") that we have regained compliance with Listing Rule 5550(b)(1).

As previously disclosed, on May 17, 2016, we received a written notice from the Listing Qualifications Department of the Nasdaq Stock Market indicating that based upon our Form 10-Q for the period ended March 31, 2016, we had fallen below the $2,500,000 minimum level of stockholders' equity required for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1). In order to meet the minimum equity requirement, we bolstered stockholders' equity by selling 225,000 shares in June 2016 upon exercise of stock options as well as recognizing net income of $136,000 for the quarter ended June 30, 2016.  On August 15, 2016, we filed our Form 10-Q for the quarter ended June 30, 2016 and reported stockholders' equity of $3,049, 000.

Accordingly, Nasdaq has determined that we have regained compliance with Listing Rules 5550(b)(1) and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: August 26, 2016                                                           By:        /s/ BRAD WOLFE
         Brad Wolfe
        Chief Financial Officer